EXHIBIT 99.1
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EpiCept Announces Opinion by European Regulatory Authority on Ceplene(R)

TARRYTOWN, N.Y., Mar 20, 2008 (BUSINESS WIRE) -- Regulatory News:

EpiCept Corporation (Nasdaq and OMX Nordic Exchange: EPCT) today announced that the European Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Agency (EMEA), has issued, as expected following the trend vote announced last month, a negative opinion regarding the marketing authorization application (MAA) for Ceplene(R) (histamine dihydrochloride) for the remission maintenance and prevention of relapse of patients with Acute Myeloid Leukemia (AML) in first remission. Ceplene is designated as an orphan medicinal product in the European Union with respect to this indication.

In reaching this opinion, the CHMP stated that further data are required to support the results from EpiCept's Phase III clinical study of Ceplene. The CHMP indicated that data from the single pivotal AML trial was not adequately statistically compelling. Specifically, the CHMP seeks additional mechanistic data on Ceplene to elucidate further the pharmacological rationale for the proposed use of Ceplene(R) in conjunction with interleukin-2. The company believes that sufficient pre-clinical mechanistic data has already been supplied to the CHMP. EpiCept also believes that additional mechanistic clinical data could be generated post-approval. Importantly, based on input from the CHMP, EpiCept believes we will be able to obtain approval without having to conduct an additional confirmatory Phase III trial.

There were no major safety concerns with the application. A divergent opinion from the co-rapporteur indicated that the results of the pivotal study were sufficiently robust to support full marketing authorization in part due to the public health need for AML treatment.

In accordance with the rules governing the European Centralized procedure, EpiCept has already requested a re-examination of this opinion through the appeal procedure. No formal decision will be taken by the European Commission, as the European licensing authority, until the appeal procedure has been completed. EpiCept intends to submit a document setting out the "Detailed Grounds for Re-Examination" within 60 days of receipt of the negative opinion and expects its appeal proceeding to take place in the third quarter of this year.

"While not surprising in light of the negative trend vote announced last month, we are nonetheless disappointed at the opinion reached by the CHMP," remarked Jack Talley, President and CEO of EpiCept. "We believe the strength of the clinical data provided in our application has amply demonstrated the benefits of Ceplene in prolonging leukemia free survival and preventing relapse in AML patients when used in conjunction with low-dose interleukin-2 (IL-2), the only therapy ever to produce this degree of therapeutic benefit. Ceplene's Phase III clinical trial results showed that it achieved a greater than 50 percent improvement in long-term prognosis, in essence conferring in excess of an extra


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year of life to these seriously-ill patients. We remain optimistic that we will be successful in the re-examination of our application and we will continue to be steadfast in our efforts to bring this desperately needed therapy to AML patients in Europe."

About Acute Myeloid Leukemia (AML)

AML is the most common type of leukemia in adults. There are approximately 40,000 AML patients in the EU, with 14,000 new cases occurring each year. Once diagnosed with AML, patients are typically treated with induction chemotherapy and consolidation therapy, with the majority achieving complete remission. However, about 75-80% of patients who achieve first remission will relapse, with the median time in remission before relapse being only 12 months with current treatments. Less than 5% of relapsed patients survive long term.

About Ceplene

Ceplene is EpiCept's registration-stage compound for the treatment of AML. Ceplene is designed to protect lymphocytes responsible for immune-mediated destruction of residual leukemic cells. Laboratory research has demonstrated that Ceplene reduces formation of oxygen radicals from phagocytes, inhibiting NADPH oxidase and protecting IL-2-activated NK-cells and T-cells.

About EpiCept Corporation

EpiCept is focused on unmet needs in the treatment of pain and cancer. The Company's broad portfolio of pharmaceutical product candidates includes several pain therapies in clinical development and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound is approaching a decision in Europe. In addition, EpiCept's ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.


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Factors that may cause actual results or developments to differ materially include: the risk that our appeal of the negative opinion regarding the MAA for Ceplene(R) will not be successful and that Ceplene(R) will not receive regulatory approval or marketing authorization in the EU, the risk that Ceplene(R), if approved, will not achieve significant commercial success, the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Myriad's development of Azixa(TM) will not be successful, the risk that Azixa(TM) will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC2407 will not be successful, the risk that NP-1 or EPC2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

EPCT-GEN

*Azixa is a registered trademark of Myriad Genetics, Inc.

SOURCE: EpiCept Corporation

EpiCept Corporation:
Robert W. Cook, 914-606-3500
rcook@epicept.com

or



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Media:
Feinstein Kean Healthcare
Greg Kelley, 617-577-8110
gregory.kelley@fkhealth.com

or

Investors:
Lippert/Heilshorn & Associates
Kim Sutton Golodetz, 212-838-3777
kgolodetz@lhai.com

or

Bruce Voss, 310-691-7100
bvoss@lhai.com

Copyright Business Wire 2008

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